Exhibit 99.1

ITW Reports Third Quarter 2026 Results

•Revenue of $4.24 billion increased +4% with organic growth of +4%; +5% ex-Welding tornado impact
•Record operating income of $1.18 billion increased +6%
•Operating margin of 27.8% expanded 40 bps with favorable price/cost income and margin impact
•GAAP EPS of $3.00 grew +7%
•Operating cash flow of $953 million and free cash flow conversion of 100% of net income
•Full Year 2026 GAAP EPS guidance raised $0.05 at the midpoint to a narrowed range of $11.45 to $11.55 per share, representing +10% growth year-over-year at the midpoint

GLENVIEW, Ill., October 27, 2026 - Illinois Tool Works Inc. (NYSE: ITW) today reported its third quarter 2026 results and raised full year 2026 guidance.

“The ITW team delivered strong operational execution and financial performance in the third quarter, including organic growth of 4 percent (5 percent excluding the impact of a tornado affecting our Welding segment), 40 basis points of operating margin expansion to 27.8 percent, and a 7 percent increase in GAAP earnings per share to $3.00,” said Christopher A. O’Herlihy, President and Chief Executive Officer.

“Our top-line results reflect accelerating demand in our capex-related segments, Welding and Test & Measurement and Electronics, continued strength in Polymers & Fluids segment, and a meaningful increase in the contribution to revenue growth from our Customer-Back Innovation efforts. We entered the fourth quarter with strong operational momentum and are raising our EPS guidance for the year. As we continue to advance our enterprise strategy priorities, including our goal of 3 percent-plus Customer-Back Innovation yield, we are positioning ITW to deliver consistent, above-market organic growth while further expanding profitability and margins,” O’Herlihy concluded.

Third Quarter 2026 Results

Third quarter revenue of $4.24 billion increased by 4.4 percent. Organic revenue growth was 3.8 percent, led by 6.0 percent growth in North America. Foreign currency translation increased revenue by 0.3 percent, and an acquisition added 0.3 percent.

GAAP EPS grew 6.8 percent to $3.00, while operating income increased 5.9 percent to $1.18 billion, a quarterly record for the company. Operating margin expanded by 40 basis points to 27.8 percent as enterprise initiatives contributed 130 basis points. In the quarter, price increases and other actions more than offset rising raw material costs, resulting in a favorable impact on both operating income and margin. Operating cash flow was $953 million, and free cash flow was $851 million, representing a 100 percent conversion of net income. During the quarter, the company repurchased $187 million of its own shares and raised its dividend 7 percent, bringing the annualized payout to $6.88 per share. This increase marks the 63rd consecutive year of dividend increases. The effective tax rate for the quarter was 24.4 percent.

Tornado damage to two Welding facilities in late July reduced third-quarter revenue by an estimated $40 million. Excluding this impact, the company estimates that the Welding organic revenue growth rate would have been approximately 15 percent, resulting in total company organic growth of approximately 5 percent. The associated loss of operating income was largely offset by business interruption insurance. The impact going forward is expected to be immaterial.

2026 Guidance

ITW is raising its full year 2026 GAAP EPS guidance by $0.05 at the midpoint to a narrowed range of $11.45 to $11.55 per share, representing 10 percent growth at the midpoint. Based on current demand levels and prevailing foreign exchange rates, the company is raising revenue growth guidance to 4.5 to 5.5 percent and reaffirming its organic growth guidance of 3 to 4 percent.

Operating margin is projected to be in the range of 26.5 to 27.5 percent, with enterprise initiatives contributing more than 100 basis points. Free cash flow is projected to be approximately 100 percent of net income, and the company expects to repurchase approximately $1.5 billion of its own shares. The projected effective tax rate is 23 to 24 percent.

Non-GAAP Measures

This earnings release contains certain non-GAAP financial measures. A reconciliation of these measures to the most directly comparable GAAP measures is included in the attached supplemental reconciliation schedule. The estimated guidance of free cash flow to net income conversion rate is based on assumptions that are difficult to predict, and estimated guidance for the most directly comparable GAAP measure and a reconciliation of this forward-looking estimate to its most directly comparable GAAP estimate have been omitted due to the unreasonable efforts required in connection with such a reconciliation and the lack of reliable forward-looking cash flow information. For the same reasons, the company is unable to address the potential significance of the unavailable information, which could be material to future results.

Forward-looking Statements

This earnings release contains forward-looking statements within the meaning of U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding supply chain challenges, expected impact of inflation including raw material inflation and rising interest rates, the potential impact of tariffs, the Company’s projected pricing actions, the impact of enterprise initiatives, future financial and operating performance, free cash flow and free cash flow to net income conversion rate, organic and total revenue, contribution from Customer-Back Innovation to revenue growth, operating and incremental margin, price/cost impact, statements regarding diluted earnings per share, after-tax return on average invested capital, effective tax rates, exchange rates, expected timing and amount of share repurchases, end market economic and regulatory conditions, and the Company’s 2026 guidance. These statements are subject to certain risks, uncertainties, assumptions, and other factors, which could cause actual results to differ materially from those anticipated. Important risks that could cause actual results to differ materially from the Company’s expectations include those that are detailed in ITW’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and subsequent reports filed with the U.S. Securities and Exchange Commission. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statement to reflect new information, future events, changed circumstances, or otherwise.

About ITW:

Founded in 1912, Illinois Tool Works Inc. (NYSE: ITW) is a Fortune 300 global multi-industry manufacturing leader with revenue of $16 billion in 2025. The company’s seven industry-leading segments leverage the unique ITW Business Model to drive solid growth with best-in-class margins and returns in markets where highly innovative, customer-focused solutions are required. ITW’s approximately 43,000 dedicated colleagues around the world thrive in the company’s decentralized and entrepreneurial culture. To learn more, please visit www.itw.com.

Investor Relations & Media Contact:
Erin Linnihan
Tel: 224.661.7431
investorrelations@itw.com | mediarelations@itw.com

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF INCOME (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions except per share amounts	2026	2025	2026	2025
Operating Revenue	$4,236	$4,059	$12,553	$11,951
Cost of revenue	2,326	2,253	6,985	6,685
Selling, administrative, and research and development expenses	717	676	2,174	2,075
Amortization and impairment of intangible assets	16	18	50	60
Operating Income	1,177	1,112	3,344	3,131
Interest expense	(83)	(75)	(235)	(217)
Other income (expense)	37	12	69	28
Income Before Taxes	1,131	1,049	3,178	2,942
Income Taxes	276	228	740	666
Net Income	$855	$821	$2,438	$2,276

Net Income Per Share:
Basic	$3.00	$2.82	$8.51	$7.79
Diluted	$3.00	$2.81	$8.49	$7.77

Cash Dividends Per Share:
Paid	$1.61	$1.50	$4.83	$4.50
Declared	$1.72	$1.61	$4.94	$4.61

Shares of Common Stock Outstanding During the Period:
Average	284.6	290.8	286.4	292.2
Average assuming dilution	285.3	291.7	287.1	293.0

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION (UNAUDITED)

In millions	September 30, 2026	December 31, 2025
Assets
Current Assets:
Cash and equivalents	$809	$851
Trade receivables	3,516	3,227
Inventories	1,823	1,659
Prepaid expenses and other current assets	450	463
Total current assets	6,598	6,200

Net plant and equipment	2,254	2,230
Goodwill	5,073	5,098
Intangible assets	543	591
Deferred income taxes	492	519
Other assets	1,537	1,510
	$16,497	$16,148

Liabilities and Stockholders' Equity
Current Liabilities:
Short-term debt	$2,219	$2,286
Accounts payable	623	522
Accrued expenses	1,635	1,636
Cash dividends payable	490	465
Income taxes payable	133	217
Total current liabilities	5,100	5,126

Noncurrent Liabilities:
Long-term debt	7,153	6,683
Deferred income taxes	168	154
Other liabilities	934	959
Total noncurrent liabilities	8,255	7,796

Stockholders' Equity:
Common stock	6	6
Additional paid-in-capital	1,866	1,771
Retained earnings	31,177	30,150
Common stock held in treasury	(28,190)	(26,875)
Accumulated other comprehensive income (loss)	(1,718)	(1,827)
Noncontrolling interest	1	1
Total stockholders' equity	3,142	3,226
	$16,497	$16,148

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Three Months Ended September 30, 2026
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$814	$163	20.1%
Food Equipment	698	208	29.8%
Test & Measurement and Electronics	819	235	28.7%
Welding	513	186	36.3%
Polymers & Fluids	477	149	31.3%
Construction Products	472	141	29.9%
Specialty Products	447	140	31.4%
Intersegment	(4)	—	—%
Total Segments	4,236	1,222	28.9%
Unallocated	—	(45)	—%
Total Company	$4,236	$1,177	27.8%

Nine Months Ended September 30, 2026
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$2,491	$521	20.9%
Food Equipment	2,027	553	27.3%
Test & Measurement and Electronics	2,303	592	25.7%
Welding	1,569	527	33.6%
Polymers & Fluids	1,405	415	29.6%
Construction Products	1,424	427	30.0%
Specialty Products	1,346	423	31.4%
Intersegment	(12)	—	—%
Total Segments	12,553	3,458	27.5%
Unallocated	—	(114)	—%
Total Company	$12,553	$3,344	26.6%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Q3 2026 vs. Q3 2025 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	(2.1)%	0.5%	15.8%	6.9%	8.2%	(0.8)%	(1.2)%	3.8%
Acquisitions/ Divestitures	—%	—%	1.8%	—%	—%	—%	—%	0.3%
Translation	0.3%	0.2%	(0.3)%	0.4%	(0.1)%	0.8%	0.1%	0.3%
Operating Revenue	(1.8)%	0.7%	17.3%	7.3%	8.1%	—%	(1.1)%	4.4%

Q3 2026 vs. Q3 2025 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	(40) bps	10 bps	370 bps	130 bps	140 bps	(10) bps	(20) bps	80 bps
Changes in Variable Margin & OH Costs	(150) bps	40 bps	(50) bps	220 bps	100 bps	(200) bps	(90) bps	(60) bps
Total Organic	(190) bps	50 bps	320 bps	350 bps	240 bps	(210) bps	(110) bps	20 bps
Acquisitions/ Divestitures	—	—	(60) bps	—	—	—	—	(10) bps
Restructuring/Other	20 bps	10 bps	70 bps	20 bps	40 bps	40 bps	20 bps	30 bps
Total Operating Margin Change	(170) bps	60 bps	330 bps	370 bps	280 bps	(170) bps	(90) bps	40 bps

Total Operating Margin % *	20.1%	29.8%	28.7%	36.3%	31.3%	29.9%	31.4%	27.8%

* Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	20 bps	—	110 bps	10 bps	70 bps	10 bps	10 bps	40 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.04) on GAAP earnings per share for the third quarter of 2026.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

YTD 2026 vs. YTD 2025 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	(1.1)%	(0.7)%	10.3%	9.0%	5.8%	—%	(1.4)%	2.9%
Acquisitions/ Divestitures	—%	—%	1.6%	—%	—%	—%	—%	0.3%
Translation	2.3%	2.0%	1.2%	0.8%	1.6%	2.6%	1.7%	1.8%
Operating Revenue	1.2%	1.3%	13.1%	9.8%	7.4%	2.6%	0.3%	5.0%

YTD 2026 vs. YTD 2025 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	(20) bps	(10) bps	260 bps	140 bps	110 bps	—	(30) bps	60 bps
Changes in Variable Margin & OH Costs	(10) bps	(50) bps	10 bps	(40) bps	80 bps	(70) bps	(60) bps	(30) bps
Total Organic	(30) bps	(60) bps	270 bps	100 bps	190 bps	(70) bps	(90) bps	30 bps
Acquisitions/ Divestitures	—	—	(50) bps	—	—	—	—	(10) bps
Restructuring/Other	40 bps	10 bps	30 bps	(20) bps	10 bps	10 bps	30 bps	20 bps
Total Operating Margin Change	10 bps	(50) bps	250 bps	80 bps	200 bps	(60) bps	(60) bps	40 bps

Total Operating Margin % *	20.9%	27.3%	25.7%	33.6%	29.6%	30.0%	31.4%	26.6%

* Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	20 bps	—	120 bps	—	80 bps	10 bps	20 bps	50 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.13) on GAAP earnings per share for the first nine months of 2026.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Dollars in millions	2026	2025	2026	2025
Numerator:
Net Income	$855	$821	$2,438	$2,276
Discrete tax benefit related to the first quarter 2026	—	—	(34)	—
Net discrete tax benefit related to the third quarter 2025	—	(27)	—	(27)
Discrete tax benefit related to the first quarter 2025	—	—	—	(21)
Interest expense, net of tax (1)	63	57	178	165
Other (income) expense, net of tax (1)	(28)	(10)	(52)	(22)
Operating income after taxes	$890	$841	$2,530	$2,371

Denominator:
Invested capital:
Cash and equivalents	$809	$924	$809	$924
Trade receivables	3,516	3,255	3,516	3,255
Inventories	1,823	1,725	1,823	1,725
Net plant and equipment	2,254	2,203	2,254	2,203
Goodwill and intangible assets	5,616	5,568	5,616	5,568
Accounts payable and accrued expenses	(2,258)	(2,175)	(2,258)	(2,175)
Debt	(9,372)	(8,942)	(9,372)	(8,942)
Other, net	754	651	754	651
Total net assets (stockholders' equity)	3,142	3,209	3,142	3,209
Cash and equivalents	(809)	(924)	(809)	(924)
Debt	9,372	8,942	9,372	8,942
Total invested capital	$11,705	$11,227	$11,705	$11,227

Average invested capital (2)	$11,728	$11,293	$11,587	$10,863

Net income to average invested capital (3)	29.1%	29.1%	28.1%	27.9%
After-tax return on average invested capital (3)	30.3%	29.8%	29.1%	29.1%

(1)    Effective tax rate used for interest expense and other (income) expense for the three months ended September 30, 2026 and 2025 was 24.4% and 24.3%, respectively. Effective tax rate used for interest expense and other (income) expense for the nine months ended September 30, 2026 and 2025 was 24.3% in both periods.

(2)    Average invested capital is calculated using the total invested capital balances at the start of the period and at the end of each quarter within each of the periods presented.

(3)    Returns for the three months ended September 30, 2026 and 2025 were converted to an annual rate by multiplying the calculated return by 4. Returns for the nine months ended September 30, 2026 and 2025 were converted to an annual rate by dividing the calculated return by 3 and multiplying it by 4.

A reconciliation of the tax rate for the nine month period ended September 30, 2026, excluding the first quarter 2026 discrete tax benefit of $34 million primarily related to the resolution of a U.S. tax audit, is as follows:

	Nine Months Ended
	September 30, 2026
Dollars in millions	Income Taxes	Tax Rate
As reported	$740	23.3%
Discrete tax benefit related to the first quarter 2026	34	1.0%
As adjusted	$774	24.3%

A reconciliation of the tax rate for the three and nine month periods ended September 30, 2025, excluding the third quarter 2025 net discrete tax benefit of $27 million, which included a favorable discrete tax benefit of $43 million related to the estimated U.S. federal tax liability for 2024, partially offset by a $16 million discrete tax expense related primarily to the resolution of a foreign tax audit, and excluding the first quarter 2025 discrete tax benefit of $21 million related to the reversal of a valuation allowance on net operating loss carryforwards, is as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2025		September 30, 2025
Dollars in millions	Income Taxes	Tax Rate	Income Taxes	Tax Rate
As reported	$228	21.8%	$666	22.7%
Net discrete tax benefit related to the third quarter 2025	27	2.5%	27	0.9%
Discrete tax benefit related to the first quarter 2025	—	—%	21	0.7%
As adjusted	$255	24.3%	$714	24.3%

AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

Twelve Months Ended
Dollars in millions	December 31, 2025
Numerator:
Net income	$3,066
Net discrete tax benefit related to the third quarter 2025	(27)
Discrete tax benefit related to the first quarter 2025	(21)
Interest expense, net of tax (1)	222
Other (income) expense, net of tax (1)	(32)
Operating income after taxes	$3,208

Denominator:
Invested capital:
Cash and equivalents	$851
Trade receivables	3,227
Inventories	1,659
Net plant and equipment	2,230
Goodwill and intangible assets	5,689
Accounts payable and accrued expenses	(2,158)
Debt	(8,969)
Other, net	697
Total net assets (stockholders' equity)	3,226
Cash and equivalents	(851)
Debt	8,969
Total invested capital	$11,344

Average invested capital (2)	$10,959

Net income to average invested capital	28.0%
After-tax return on average invested capital	29.3%

(1)    Effective tax rate used for interest expense and other (income) expense for the year ended December 31, 2025 was 23.9%.

(2)    Average invested capital is calculated using the total invested capital balances at the start of the period and at the end of each quarter within the period presented.

A reconciliation of the 2025 effective tax rate, excluding the third quarter 2025 net discrete tax benefit of $27 million, which included a favorable discrete tax benefit of $43 million related to the estimated U.S. federal tax liability for 2024, partially offset by a $16 million discrete tax expense related primarily to the resolution of a foreign tax audit, and excluding the first quarter 2025 discrete tax benefit of $21 million related to the reversal of a valuation allowance on net operating loss carryforwards, is as follows:

	Twelve Months Ended
	December 31, 2025
Dollars in millions	Income Taxes	Tax Rate
As reported	$900	22.7%
Net discrete tax benefit related to the third quarter 2025	27	0.7%
Discrete tax benefit related to the first quarter 2025	21	0.5%
As adjusted	$948	23.9%

FREE CASH FLOW (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Dollars in millions	2026	2025	2026	2025
Net cash provided by operating activities	$953	$1,021	$2,299	$2,163
Less: Additions to plant and equipment	(102)	(117)	(289)	(314)
Free cash flow	$851	$904	$2,010	$1,849

Net income	$855	$821	$2,438	$2,276

Net cash provided by operating activities to net income conversion rate	111%	124%	94%	95%
Free cash flow to net income conversion rate	100%	110%	82%	81%